Exhibit 99.1

NETLIST REPORTS FIRST QUARTER 2014 RESULTS

IRVINE, CALIFORNIA, May 13, 2014 - Netlist, Inc. (NASDAQ: NLST), a leading provider of high performance memory solutions for the cloud computing and storage markets, today reported financial results for the first quarter ended March 29, 2014.

Revenues for the first quarter ended March 29, 2014, were $7.0 million, compared to revenues of $6.0 million for the first quarter ended March 30, 2013.  Gross profit for the first quarter ended March 29, 2014, was $2.0 million, or 28.4 percent of revenues, compared to a gross profit of $0.6 million, or 9.5 percent of revenues, for the first quarter ended March 30, 2013.

The adjusted EBITDA loss was ($0.8) million for the first quarter ended March 29, 2014, compared to an adjusted EBITDA loss of ($2.2) million for the prior year period.

Net loss for the first quarter ended March 29, 2014, was ($2.0) million, or ($0.05) loss per share, compared to a net loss in the prior year period of ($3.2) million, or ($0.10) loss per share.  These results include stock-based compensation expense of $0.5 million for the first quarter ended March 29, 2014, compared to $0.4 million for the prior year period.

As of March 29, 2014, cash and cash equivalents and restricted cash were $19.1 million, total assets were $27.7 million, working capital was $20.5 million, total debt, net of debt discounts, was $5.4 million, and stockholders’ equity was $16.6 million.

“During the first quarter we made further progress in broadening our target market opportunity and expanding our portfolio of flagship products, specifically our NVvault™ and EVvault™ for the growing enterprise storage market,” said C.K. Hong, CEO of Netlist. “We also secured highly favorable rulings at the United States Patent and Trademark Office pertaining to our innovative patented technologies covering LRDIMM and hybrid memory.  We are pleased with our financial results as well.  We delivered year over year growth in revenues and gross profits and we significantly improved our cash position by effectively executing our public offering in February 2014.”

Conference Call Information

As previously announced, Netlist is conducting a conference call today at 5:00 pm Eastern Time to discuss and to review the financial results for the first quarter ended March 29, 2014.  The dial-in number for the call is 1-412-858-4600.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, stock-based compensation and net other  expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

Adjusted EBITDA  loss is a non-GAAP measure in which the net interest expense, provision for income taxes, depreciation, amortization, stock-based compensation and net other expense are added back to the GAAP basis loss. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the condensed consolidated financial statements portion of this release under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

About Netlist:

Netlist, Inc. designs and manufactures high-performance, logic-based memory subsystems for server and storage applications for cloud computing. Netlist’s flagship products include HyperCloud®, a patented memory technology that breaks traditional performance barriers, NVvault™ and EXPRESSvault™ family of products that significantly accelerate system performance and provide mission critical fault tolerance, and a broad portfolio of industrial Flash and specialty memory subsystems including VLP (very low profile) DIMMs and Planar-X RDIMMs. Netlist has steadily invested in and grown its IP portfolio, which now includes 43 issued patents and more than 30 U.S. and foreign pending patent applications in the areas of high performance memory and hybrid memory technologies.

Netlist develops technology solutions for customer applications in which high-speed, high-capacity, small form factor and efficient heat dissipation are key requirements for system memory. These customers include OEMs that design and build tower, rack-mounted, and blade servers, high-performance computing clusters, engineering workstations and telecommunications equipment. Founded in 2000, Netlist is headquartered in Irvine, CA with manufacturing facilities in Suzhou, People’s Republic of China. Learn more at www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, risks associated with the launch and commercial success of our products, programs and technologies; the success of product partnerships; continuing development, qualification and volume production of EXPRESSvault™, NVvault™, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of the anticipated decrease in sales to our key customer; our ability to leverage our NVvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined by the United States Patent and Trademark office; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in the Company’s and its customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K filed on March 18, 2014, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time. Except as required by law, Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi or Corey Kinger	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	unaudited	audited
	March 29,	December 28,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$17,974	$6,701
Restricted cash	1,100	1,100
Accounts receivable, net	4,219	4,866
Inventories	2,428	2,620
Prepaid expenses and other current assets	811	823
Total current assets	26,532	16,110

Property and equipment, net	891	1,143
Other assets	323	422
Total assets	$27,746	$17,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,881	$3,795
Accrued payroll and related liabilities	771	635
Accrued expenses and other current liabilities	543	533
Accrued engineering charges	500	500
Current portion of long-term debt and debt discount	298	—
Total current liabilities	5,993	5,463
Long-term debt, net of current portion and debt discount	5,056	5,099
Other liabilities	104	100
Total liabilities	11,153	10,662

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value - 90,000 shares authorized; 41,480 (2014) and 31,776 (2013) shares issued and outstanding	41	31
Additional paid-in capital	116,057	104,469
Accumulated deficit	(99,505)	(97,487)
Total stockholders’ equity	16,593	7,013
Total liabilities and stockholders’ equity	$27,746	$17,675

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 29,	March 30,
	2014	2013

Net sales	$7,001	$5,963
Cost of sales(1)	5,016	5,397
Gross profit	1,985	566
Operating expenses:
Research and development(1)	1,975	1,842
Selling, general and administrative(1)	1,622	1,756
Total operating expenses	3,597	3,598
Operating loss	(1,612)	(3,032)
Other expense, net:
Interest expense, net	(395)	(130)
Other expense, net	(11)	(6)
Total other expense, net	(406)	(136)
Loss before provision for income taxes	(2,018)	(3,168)
Provision for income taxes	—	2
Net loss	$(2,018)	$(3,170)
Net loss per common share:
Basic and diluted	$(0.05)	$(0.10)

Weighted-average common shares outstanding:
Basic and diluted	36,881	30,205

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$15	$12
Research and development	188	160
Selling, general and administrative	328	262

Netlist, Inc. and Subsidiaries

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 29,	March 30,
	2014	2013

GAAP net loss	$(2,018)	$(3,170)

Interest expense, net	395	130
Provision for income taxes	—	2
Depreciation and amortization	282	418
EBITDA	(1,341)	(2,620)

Stock-based compensation	531	434
Other expense, net	11	6
Adjusted EBITDA	$(799)	$(2,180)